UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 12, 2004

HOLLYWOOD MEDIA CORP.

(Exact name of registrant as specified in its charter)

Florida	0-22908	65-0385686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida 33431

(Address of Principal Executive Office) (Zip Code)

(561) 998-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 11.   Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

The Registrant, Hollywood Media Corp., has a 401(k) Plan; the Hollywood Media Corp. 401(k) Retirement Savings Plan (the “Plan”). The purpose of this Form 8-K is to report an upcoming temporary blackout period for the Plan, due to changes being made to the Plan including changing the recordkeeper and investment options. In order to effectuate these changes, individuals covered by the Plan will be unable to direct or diversify investments in the Plan, including sales of the common stock of Hollywood Media Corp., during the blackout period. The blackout period is expected to begin on August 24, 2004 and expected to end by September 20, 2004. During the blackout period, participants in the Plan will also be unable to obtain a loan or a distribution from the Plan. Hollywood Media Corp. received notice of this blackout period on July 12, 2004.

Pursuant to the requirements of Section 306(a) of the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s Regulation BTR, Hollywood Media Corp. has given notice of the blackout period to its directors and to its executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Inquiries about the blackout period may be directed to: Lisa Beadle, Director of Human Resources, Hollywood Media, Corp., 2255 Glades Road, Suite 219A, Boca Raton, Florida 33431; telephone number (561) 998-8000. During the blackout period and for a period of two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by contacting the Director of Human Resources of Hollywood Media Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

Date: July 16, 2004	By:	/s/ MITCHELL RUBENSTEIN
Mitchell Rubenstein Chief Executive Officer

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